UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2023

Tempo Automation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39406 (Commission File Number)	92-1138525 (IRS Employer Identification No.)

2460 Alameda St., San Francisco, CA (Address of principal executive offices)	94103 (Zip Code)

(415) 320-1261
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TMPO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	TMPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Tempo Automation Holdings, Inc. (the “Company”) is filing this Current Report on Form 8-K/A solely to correct a typographical error in the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on August 3, 2023 (the “Original Form 8-K”). The Original Form 8-K stated that pursuant to that certain Manufacturing and Fulfillment Agreement, dated as of July 29, 2023 (the “Manufacturing Agreement”), by and between the Company 123PCB Corporation dba Network PCB, a California corporation (“Network PCB”), Network PCB will, for a period of 24 months after July 29, 2024, pay the Company 3.00% of the total revenue amount received by Network PCB under the Manufacturing Agreement, less any commissions paid, from any client of the Company, in each case excluding any add-on charges such as non-recurring expenses, change or rework fees, taxes, duties, shipping and other similar expenses the Company. Network PCB will instead pay such amount to the Company for a period of 48 months after July 29, 2024. The full text of the Original Form 8-K, as amended to include the correct the applicable payment term in Item 1.01, is included below.

ITEM 1.01.	Entry into a Material Definitive Agreement

Manufacturing Agreement

On July 29, 2023, Tempo Automation Holdings, Inc., a Delaware corporation (the “Company”), entered into a Manufacturing and Fulfillment Agreement (the “Manufacturing Agreement”) between the Company and 123PCB Corporation dba Network PCB, a California corporation (“Network PCB”), pursuant to which Network PCB has agreed to manufacture and deliver printed circuit board assemblies to the Company’s clients on behalf of the Company. Subject to certain limited exceptions, under the terms of the Manufacturing Agreement, Network PCB will pay to the Company (i) (a) until July 29, 2024, 5.00% of the total revenue amount received by Network PCB, less any commissions paid, from any client of the Company and (b) for 48 months thereafter, 3.00% of the total revenue amount received by Network PCB, less any commissions paid, from any client of the Company, in each case excluding any add-on charges such as non-recurring expenses, change or rework fees, taxes, duties, shipping and other similar expenses and (ii) the cost of any inventory provided by the Company to Network PCB to fulfill such orders.

The initial term of the Manufacturing Agreement commenced on July 29, 2023 and will continue in effect until July 29, 2028 (the “Initial Term”). Thereafter, the term will renew automatically for additional periods of six months unless either party provides written notice of non-renewal to the other party at least 30 days prior to the expiration of the then-current term. Network PCB may terminate the Manufacturing Agreement immediately if the Company fails to perform any other obligation under the Manufacturing Agreement within 15 days of notice from Network PCB specifying such failure, or if such failure cannot be cured within such 15-day period, then the Company shall not be in default under the Manufacturing Agreement so long as the Company commences cure within such 15-day period. The Company may terminate the Manufacturing Agreement immediately (i) if Network PCB fails to make any payment due under the Manufacturing Agreement and such nonpayment continues ten days after written notice from the Company that any payment due thereunder has not been received, (ii) if Network PCB fails to perform or meet any material term or condition under the Manufacturing Agreement and has failed to correct the same within 30 days after written notice of such failure by the Company, (iii) if Network PCB ceases to do business as a going concern or ceases to conduct its operations in the normal course of business, becomes insolvent, a receiver is appointed to the possession of all or substantially all of Network PCB’s property, Network PCB makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or Network PCB is the subject of an involuntary petition in bankruptcy and such involuntary petition is not dismissed within 120 days of filing or (iv) at any time after the Initial Term of the Manufacturing Agreement upon 60 days’ written notice to Network PCB of the Company’s election to terminate the Manufacturing Agreement.

The Manufacturing Agreement includes customary representations, warranties, covenants and indemnities by the parties.

The foregoing description of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Manufacturing Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Purchase Agreement

As previously disclosed, on March 25, 2023, the Company entered into a Securities Purchase Agreement (as amended, the “Purchase Agreement”) by and among the Company, Optimum Design Associates, Inc., a California corporation (“ODA”), Optimum Design Associates Pty. Ltd., an Australian proprietary company limited by shares (“ODA Australia” and, together with ODA, the “Acquired Companies”), Nick Barbin and Roger Hileman (Mr. Hileman, together with Mr. Barbin, the “Sellers” and each, a “Seller”), pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company had agreed to acquire from the Sellers (i) all of the issued and outstanding capital stock of ODA (the “U.S. Sale”) and (ii) all of the issued and outstanding capital stock of ODA Australia (the “Australia Sale” and, together with the U.S. Sale, the “Acquisitions”).

The Purchase Agreement contained certain customary termination rights, including the right for either the Company or the Sellers to terminate the Purchase Agreement if (i) with respect to the U.S. Sale, such transaction was not consummated by May 31, 2023 (the “U.S. End Date”) or (ii) with respect to the Australia Sale, such transaction was not consummated by June 30, 2023 (the “Australia End Date”), in each case, subject to certain customary exceptions.

As previously disclosed, on May 12, 2023, the Company, the Acquired Companies and the Sellers entered into a First Amendment to Securities Purchase Agreement (the “First Amendment”), pursuant to which, among other things, the parties agreed to extend the U.S. End Date to July 31, 2023 and the Australia End Date to August 30, 2023.

On August 1, 2023, the Company and the Sellers entered into that certain Letter Agreement (the “Letter Agreement”) pursuant to which (i) the Sellers gave the Company notice of termination of the Purchase Agreement with respect to the U.S. Sale pursuant to Section 11.1(b) of the Purchase Agreement, and (ii) the Sellers and the Company mutually agreed to terminate the Purchase Agreement with respect to the Australia Sale pursuant to Section 11.1(a) of the Purchase Agreement. As a result, the Purchase Agreement was terminated as of August 1, 2023.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference.

ITEM 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of the Purchase Agreement is hereby incorporated into this Item 1.02 by reference.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2023, Ryan Benton provided the Company with written notice of his resignation from his position as a director on the board of directors of the Company (the “Board”), effective August 7, 2023. Mr. Benton is resigning as director to pursue other employment opportunities, and his resignation is not related to any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices. Mr. Benton will remain involved with the Company as an advisor to the Board.

Item 9.01.	Financial Statement and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
2.1	Letter Agreement, dated August 1, 2023, by and among Tempo Automation Holdings, Inc., Nick Barbin and Roger Hileman

10.1	Manufacturing and Fulfillment Agreement, dated July 29, 2023, between Tempo Automation Holdings, Inc. and 123PCB Corporation dba “Network PCB”

104	Cover Page Interactive Data File

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempo Automation Holdings, Inc.

Date: August 4, 2023	By:	/s/ Joy Weiss
	Name:	Joy Weiss
	Title:	President and Chief Executive Officer

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